EXHIBIT 10x.
PERFORMANCE SHARE UNITS AGREEMENT
Under the Bristol-Myers Squibb Company
2012 Stock Award and Incentive Plan
2015-2017 Performance Share Units Award
BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation (the “Company”), has granted to you the Performance Share Units (“Performance Share Units”) specified in the Grant Summary, which is incorporated into this Performance Share Units Agreement (the “Agreement”) and deemed to be a part hereof. This award is subject in all respects to the terms, definitions and provisions of the 2012 Stock Award and Incentive Plan (the “Plan”) adopted by the Company. Capitalized terms used in this Agreement that are not specifically defined herein shall have the meanings ascribed to such terms in the Plan.

Award Date: March 10, 2015

Performance Year: January 1, 2015 to December 31, 2015
Total Shareholder Return (“TSR”) Measurement Period: March 10, 2015 to February 28, 2018
TSR Measurement Date: February 28, 2018
Performance Goals: The Performance Goals and the range specifying the number of Performance Share Units that may be banked or specified levels of performance are included in Exhibit A attached hereto.
Minimum Performance Condition: If you have been designated a Covered Employee for 2015, then a required condition in order for you to bank Performance Share Units will be that the Minimum Performance Condition has been achieved (in addition to achievement of the Performance Goals). The Minimum Performance Condition is included in Exhibit A attached hereto.
Banking Date: December 31, 2015
TSR Modifier: Except as otherwise set forth in Sections 6 and 8, after the TSR Measurement Date but prior to or on the vesting date, the Performance Share Units determined by the Committee to have been banked will be modified up or down based on the Company's TSR relative to the TSR of the Peer Companies during the TSR Measurement Period. The TSR Modifier and Peer Companies are further described and defined in Exhibit A attached hereto.
Vesting: The Performance Share Units will vest on March 10, 2018, subject to earlier vesting at the times indicated in Sections 6 (including in connection with certain terminations following a Change in Control) and 8.
Settlement: Banked, modified and vested Performance Share Units will be settled by delivery of one share of the Company’s Common Stock, $0.10 par value per share (“Shares”), for each Performance Share Unit being settled. Settlement shall occur at the time specified in Sections 4 and 6 hereof, as applicable.

1.    PERFORMANCE SHARE UNITS AWARD
The Compensation and Management Development Committee of the Board of Directors of Bristol-Myers Squibb Company (the “Committee”) has granted to you an award of Performance Share Units as designated herein subject to the terms, conditions and restrictions set forth in this Agreement. The target number of Performance Share Units and the kind of shares deliverable in settlement, the calculation of earnings per share, and other terms and conditions of the Performance Share Units are subject to adjustment in accordance with Section 11 hereof and Plan Section 11(c).
2.    CONSIDERATION
As consideration for grant of this award, you shall remain in the continuous employ of the Company and/or its subsidiaries or affiliates for the entire Performance Year or such lesser period as the Committee shall determine in its sole discretion, and no Performance Share Units shall be payable until after the completion of such one year or lesser period of employment by you (subject to Section 6(c)).
3.    MINIMUM PERFORMANCE CONDITION, PERFORMANCE GOALS AND TSR MODIFIER
The Minimum Performance Condition, the Performance Goals and the TSR Modifier are specified on the cover page of this Agreement and Exhibit A hereto.
4.    DETERMINATION OF PERFORMANCE SHARE UNITS BANKED, MODIFIED AND VESTED; FORFEITURES; SETTLEMENT
Except as otherwise set forth in this Agreement, Performance Share Units shall be subject to the restrictions and conditions set forth herein during the period from the Award Date until the date such Performance Share Unit has become vested and non-forfeitable such that there are no longer any Performance Share Units that may become potentially vested and non-forfeitable (the “Restricted Period”). Between January 1, 2016 and March 10, 2016, the Committee shall determine and certify the extent to which Performance Share Units have been banked on the basis of the Company’s actual performance in relation to (i) the established Minimum Performance Condition, if applicable and (ii) the established Performance Goals for the Performance Year, provided, however, that, in the case of clause (ii), the Committee may exercise its discretion (reserved under Plan Sections 7(a) and 7(b)(v)) to reduce the amount of Performance Share Units deemed banked in its assessment of performance in relation to Performance Goals, or in light of other considerations the Committee deems relevant. Except as set forth in Sections 6 and 8, by March 10, 2018, the Committee shall determine and certify the TSR Modifier; provided, however, that the Committee may exercise its discretion (reserved under Plan Sections 7(a) and 7(b)(v)) to reduce the amount of Performance Share Units deemed banked in its assessment of performance in relation to the TSR Modifier, or in light of other considerations the Committee deems relevant. The Committee shall certify each of these results in writing in accordance with Plan Section 7(c). Any Performance Share Units that are not, based on the Committee’s determination, banked by performance during the Performance Year (or deemed to be banked in connection with a termination of employment under Sections 6 and 8 below), including Performance Share Units that had been potentially bankable by performance in excess of the actual performance levels achieved, shall be canceled and forfeited.
Performance Share Units are subject to vesting based on your service for periods which extend past the Performance Year. The stated vesting date is set forth on the cover page hereof. If, before the stated vesting date, there occurs an event immediately after which you are not an employee of the Company, its subsidiaries or an affiliate of the Company, you will become vested in Performance Share Units only to the extent provided in Sections 6 or 8, and any Performance Share Units that have not been banked, modified and vested at or before such event and which cannot thereafter be banked, modified and vested under Sections 6 or 8 shall be canceled and forfeited.
In certain termination events as specified below and in connection with a long-term Disability (as defined in Section 7), you will be entitled to vesting of a proportionate number of the Performance Share Units banked or deemed banked hereunder, and, if provided herein, modified. The formula for determining the proportionate number of Performance Share Units you are entitled to is available by request from the Office of the Corporate Secretary at 345 Park Avenue, New York, New York 10154.
The number of Performance Share Units banked, modified or vested shall be rounded to the nearest whole Performance Share Unit, unless otherwise determined by the Company officers responsible for day-to-day administration of the Plan.
Performance Share Units that become vested while you remain employed by the Company or a subsidiary or affiliate shall be settled promptly upon vesting, but in any event within 60 days of the vesting date, by delivery of one Share for each Performance Share Unit being settled, unless validly deferred in accordance with deferral terms then authorized by the Committee (subject to Plan Section 11(k)). Performance Share Units that become vested under Sections 6(a), 6(b), 6(c), 6(d) or 8 shall be settled at the times specified therein; provided, however, that settlement of Performance Share Units under Sections 6(a), (b), (c) or (d) shall be subject to the applicable provisions of Plan Section 11(k). (Note: Plan Section 11(k) could apply if settlement is triggered by a Change in Control or a termination following a Change in Control). Until Shares are delivered to you in settlement of Performance Share Units, you shall have none of the rights of a stockholder of the Company with respect to the Shares issuable in settlement of the Performance Share Units, including the right to vote the shares and receive distributions. Shares of stock issuable in settlement of Performance Share Units shall be delivered to you upon settlement in certificated form or in such other manner as the Company may reasonably determine.
5.    NONTRANSFERABILITY OF PERFORMANCE SHARE UNITS
During the Restricted Period and any further period prior to settlement of your Performance Share Units, you may not sell, transfer, pledge or assign any of the Performance Share Units or your rights relating thereto. If you attempt to assign your rights under this Agreement in violation of the provisions herein, the Company’s obligation to settle Performance Share Units or otherwise make payments shall terminate.
6.    RETIREMENT AND OTHER TERMINATIONS (EXCLUDING DEATH)
(a) Retirement. In the event of your Retirement prior to settlement of Performance Share Units and after you have satisfied the one-year or other applicable employment requirement of Section 2, and your employment has not been terminated by the Company or a subsidiary of the Company for misconduct or other conduct deemed detrimental to the interests of the Company or a subsidiary of the Company, you will be deemed vested in a proportionate number of the Performance Share Units granted that have been determined or thereafter are determined by the Committee to have been banked and modified under Section 4; provided, however, that if you are only eligible for Retirement pursuant to Plan Section 2(x)(iii), and you are employed in the United States or Puerto Rico at the time of your Retirement, you shall be entitled to the pro rata vesting described in this Section 6(a) only if you execute and do not revoke a release in favor of the Company and its predecessors, successors, affiliates, subsidiaries, directors and employees in a form satisfactory to the Company; if you fail to execute or revoke the release, or your release fails to become effective and irrevocable within 60 days of the date your employment terminates, you shall forfeit any Performance Share Units that are unbanked and unvested as of the date your employment terminates. Any Performance Share Units banked and vested under this Section 6(a) shall be settled at the earlier of (i) the date such Performance Share Units would have settled if you had continued to be employed by the Company or a subsidiary or affiliate, (ii) in the event of a Change in Control meeting the conditions of Section 6(e)(ii), within 60 days following the date at which the Committee determines (which determination shall be made within 15 days after the Change in Control) the extent to which such Performance Share Units have been banked and/or modified (subject to Section 6(e) below and Plan Section 11(k)), where the TSR Modifier shall be determined by substituting for the TSR Measurement Date the date of the Change in Control, or (iii) in the event of your death, within 60 days following the later of (x) your death, or (y) the date upon which the Committee determines the extent to which such Performance Share Units have been banked in accordance with Section 4 (in each case subject to Section 6(e) below and Plan Section 11(k)), provided that the TSR Modifier shall not be applied to your award in the event of your death. Following your Retirement, any Performance Share Units that have not been banked, modified and vested and which thereafter will not be deemed banked, modified and vested under this Section 6(a) will be canceled and forfeited.
(b) Termination by the Company Not For Cause. In the event of your Termination Not for Cause (as defined in Section 6(f)) by the Company or a subsidiary or affiliate and not during the Protected Period, prior to vesting of Performance Share Units and after you have satisfied the one-year or other applicable employment requirement of Section 2, you will be deemed vested in a proportionate number of the Performance Share Units granted that have been determined or thereafter are determined by the Committee to have been banked and modified under Section 4; provided, however, that if you are not eligible for Retirement, and you are employed in the United States or Puerto Rico at the time of your Termination Not for Cause, you shall be entitled to the pro rata vesting described in this Section 6(b) only if you execute and do not revoke a release in favor of the Company and its predecessors, successors, affiliates, subsidiaries, directors and employees in a form satisfactory to the Company; if you fail to execute or revoke the release, or your release fails to become effective and irrevocable within 60 days of the date your employment terminates, you shall forfeit any Performance Share Units that are unbanked and unvested as of the date your employment terminates. Any Performance Share Units banked and vested under this Section 6(b) shall be settled at the earlier of (i) the date such Performance Share Units would have settled if you had continued to be employed by the Company or a subsidiary or affiliate, (ii) in the event of a Change in Control meeting the conditions of Section 6(e)(ii), within 60 days following the date at which the Committee determines (which determination shall be made within 15 days after the Change in Control) the extent to which such Performance Share Units have been banked and/or modified (subject to Section 6(e) below and Plan Section 11(k)), where the TSR Modifier shall be determined by substituting for the TSR Measurement Date the date of the Change in Control, or (iii) in the event of your death, within 60 days following the later of (x) your death, or (y) the date upon which the Committee determines the extent to which such Performance Share Units have been banked in accordance with Section 4 (in each case, subject to Section 6(e) below and Plan Section 11(k)), provided that the TSR Modifier shall not be applied to your award in the event of your death. Following such Termination Not for Cause, any Performance Share Units that have not been banked, modified and vested and which thereafter will not be deemed banked, modified and vested under this Section 6(b) will be canceled and forfeited.
(c) Qualifying Termination Following a Change in Control. In the event that you have a Qualifying Termination as defined in Plan Section 9(c) during the Protected Period following a Change in Control, you will be deemed vested (i) with respect to Performance Share Units relating to the Performance Year completed before such termination, in a proportionate number of the Performance Share Units which have been determined or thereafter are determined by the Committee to have been banked and modified under Section 4, or (ii) with respect to Performance Share Units relating to the Performance Year still in progress at the date of your Qualifying Termination (including Performance Share Units otherwise not meeting the one-year or other applicable employment requirement of Section 2), in a proportionate number of the target number of Performance Share Units that could have been banked in the Performance Year and which are thereafter determined by the Committee to have been modified under Section 4. The TSR Modifier shall be determined by substituting for the TSR Measurement Date the date of the Change in Control. All of your banked, modified and vested Performance Share Units shall be settled promptly following the date at which the Committee determines the extent to which such Performance Share Units have been banked and/or modified (subject to Section 6(e) below and Plan Section 11(k)). Upon your Qualifying Termination, any Performance Share Units that have not been deemed banked, modified and vested under this Section 6(c) will be canceled and forfeited.
(d) Other Terminations. If you cease to be an employee of the Company and its subsidiaries and affiliates for any reason other than Retirement, Termination Not for Cause, a Qualifying Termination within the Protected Period following a Change in Control, or death, Performance Share Units granted herein that have not become banked, modified and vested shall be canceled and forfeited and you shall have no right to settlement of any portion of the Performance Share Units.
(e) Special Distribution Rules to Comply with Code Section 409A. The Performance Share Units constitute a “deferral of compensation” under Section 409A of the Internal Revenue Code (the “Code”), based on Internal Revenue Service regulations and guidance in effect on the Award Date. As a result, the timing of settlement of your Performance Share Units will be subject to applicable limitations under Code Section 409A. Specifically, each tranche of Performance Share Units will be subject to Plan Section 11(k), including the following restrictions on settlement:
(i)    Settlement of the Performance Share Units under Section 6(c) upon a Qualifying Termination will be subject to the requirement that the termination constitute a “separation from service” under Treas. Reg. § 1.409A-1(h), and subject to the six-month delay rule under Plan Section 11(k)(i)(C)(2) if at the time of separation from service you are a “Specified Employee”; provided that no dividend or dividend equivalents will be paid, accrued or accumulated in respect of the period during which settlement was delayed.
(ii)    Settlement of the Performance Share Units under Sections 6(a) or 6(b) in the event of a Change in Control will occur only if an event relating to the Change in Control constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treas. Reg. § 1.409A-3(i)(5) and only if your Retirement under Section 6(a) or Termination Not for Cause under Section 6(b) constitute a “separation from service” under Treas. Reg. § 1.409A-1(h).
(f) Definition of “Termination Not for Cause.” For purposes of this Section 6, a “Termination Not for Cause” means a termination initiated by the Company or a subsidiary of the Company for reason other than willful misconduct, activity deemed detrimental to the interests of the Company and its subsidiaries and affiliates, or Disability (as defined in Section 7 below), provided that if you are employed in the United States or Puerto Rico at the time of your Termination Not for Cause, you execute and do not revoke a release in favor of the Company and its predecessors, successors, affiliates, subsidiaries, directors and employees in a form satisfactory to the Company by the applicable deadline specified in Section 6(b).
(g) Determination of Termination Date. For purposes of the Performance Share Units, your employment will be considered terminated as of the date you are no longer actively providing services to the Company or one of its subsidiaries or affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, your right to vest in the Performance Share Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Company shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Performance Share Units (including whether you may still be considered to be providing services while on a leave of absence).
(h)    Release Procedure. In any case in which you are required to execute a release as a condition to vesting and settlement of the Performance Share Units, the applicable procedure shall be as specified under Plan Section 11(k)(v), except that the deadline for complying with such condition shall be the period provided in this Agreement.
7.    DISABILITY OF PARTICIPANT
For purposes of this Agreement, “Disability” or “Disabled” shall mean qualifying for and receiving payments under a disability plan of the Company or any subsidiary or affiliate either in the United States or in a jurisdiction outside of the United States, and in jurisdictions outside of the United States shall also include qualifying for and receiving payments under a mandatory or universal disability plan or program managed or maintained by the government. If you become Disabled, you will not be deemed to have terminated employment for the period during which, under the applicable Disability pay plan of the Company or a subsidiary or affiliate, you are deemed to be employed and continue to receive Disability payments. Upon the cessation of payments under such Disability pay plan, (i) if you return to employment status with the Company or a subsidiary or affiliate, you will not be deemed to have terminated employment, and (ii) if you do not return to such employment status, you will be deemed to have terminated employment at the date of cessation of such Disability payments, with such termination treated for purposes of the Performance Share Units as a Retirement, death, Termination Not for Cause or voluntary termination based on your circumstances at the time of such termination.
8.    DEATH OF PARTICIPANT
In the event of your death while employed by the Company or a subsidiary and prior to settlement of Performance Share Units but after you have satisfied the one-year or other applicable employment requirement of Section 2, you will be deemed vested in a proportionate number of Performance Share Units that have been determined or thereafter are determined by the Committee to have been banked under Section 4, provided that the TSR Modifier shall not be applied to your award in the event of your death. Your beneficiary shall be entitled to settlement of any of your banked and vested Performance Share Units by the later of the end of the calendar year in which your death occurred or 60 days after your death. In the case of your death, any Performance Share Units that have not been banked and vested and thereafter will not be deemed banked and vested under this Section 8 will be canceled and forfeited.
9.    RESPONSIBILITY FOR TAXES
You acknowledge that, regardless of any action taken by the Company, any subsidiary or affiliate of the Company, including your employer (“Employer”), the ultimate liability for all income tax (including federal, state, local and non-U.S. taxes), social security, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by the Company or the Employer to be an appropriate charge to you even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company, any subsidiary or affiliate and/or the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Share Units, including the grant of the Performance Share Units, the vesting of Performance Share Units, the conversion of the Performance Share Units into Shares or the receipt of an equivalent cash payment, the subsequent sale of any Shares acquired at settlement and the receipt of any dividends; and, (b) do not commit to structure the terms of the grant or any aspect of the Performance Share Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable event, you agree to make adequate arrangements satisfactory to the Company or the Employer to satisfy all Tax-Related Items. In this regard, by your acceptance of the Performance Share Units, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:
(a)    withholding from your wages or other cash compensation paid to you by the Company and/or the Employer; or
(b)    withholding from proceeds of the sale of Shares acquired upon settlement of the Performance Share Units either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or
(c)    withholding in Shares to be issued upon settlement of the Performance Share Units;
provided, however, if you are a Section 16 officer of the Company under the Securities Exchange Act of 1934, as amended, then the Company will withhold Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (a) and (b) above.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Performance Share Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
Finally, you agree to pay to the Company or the Employer, including through withholding from your wages or other cash compensation paid to you by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.
Notwithstanding anything in this Section 9 to the contrary, to avoid a prohibited acceleration under Section 409A, if Shares subject to the Performance Share Units will be sold on your behalf (or withheld) to satisfy any Tax-Related Items arising prior to the date of settlement of the Performance Share Units for any portion of the Performance Share Units that is considered nonqualified deferred compensation subject to Section 409A, then the number of shares sold on your behalf (or withheld) shall not exceed the number of shares that equals the liability for Tax-Related Items.

10.    NON-COMPETITION AND NON-SOLICITATION AGREEMENT AND COMPANY RIGHT TO INJUNCTIVE RELIEF, DAMAGES, RECISSION, FORFEITURE AND OTHER REMEDIES
 You acknowledge that your continued employment with the Company or a subsidiary of the Company and/or the grant of Performance Share Units pursuant to this Agreement is sufficient consideration for this Agreement, including, without limitation, all applicable restrictions imposed on you by this Section 10.
(a)    Non-Competition, Non-Solicitation and Related Covenants. By accepting this Agreement, you agree to the restrictive covenants outlined in this section unless expressly prohibited by local law or as follows: The post-termination non-compete restrictions outlined in subparagraphs (i), (ii) and (v) of this Section 10(a) do not apply to employees while resident in the State of California or North Dakota. There are no exemptions for any Award recipients (including employee residents of the State of California and North Dakota) regarding non-compete provisions while employed at the Company or from subparagraphs (iii), (iv) and (vi) of this Section 10(a) during the entire Non-Competition and Non-Solicitation Period.
Given the extent and nature of the confidential information that you have obtained or will obtain during the course of your employment with the Company or a subsidiary of the Company, it would be inevitable or, at the least, substantially probable that such confidential information would be disclosed or utilized by you should you obtain employment from, or otherwise become associated with, an entity or person that is engaged in a business or enterprise that directly competes with the Company. Even if not inevitable, it would be impossible or impracticable for the Company to monitor your strict compliance with your confidentiality obligations. Consequently, you agree that you will not, directly or indirectly:

(i)
during the Non-Competition and Non-Solicitation Period (as defined below), own or have any financial interest in a Competitive Business (as defined below), except that nothing in this clause shall prevent you from owning one per cent or less of the outstanding securities of any entity whose securities are traded on a U.S. national securities exchange (including NASDAQ) or an equivalent foreign exchange;

(ii)
during the Non-Competition and Non-Solicitation Period, whether or not for compensation, either on your own behalf or as an employee, officer, agent, consultant, director, owner, partner, joint venturer, shareholder, investor, or in any other capacity, be actively connected with a Competitive Business or otherwise advise or assist a Competitive Business with regard to any product, investigational compound, technology, service, line of business, department or business unit that competes with any product, technology, service, line of business, department or business unit with which you worked or about which you became familiar as a result of your employment with the Company or a subsidiary of the Company. Notwithstanding the foregoing, after your employment with the Company or a subsidiary of the Company terminates for any reason, you may be affiliated with a Competitive Business provided that your affiliation does not involve any product, investigational compound, technology or service, that competes with any product, investigational compound, technology or service with which you were involved within the last twelve months of your employment with the Company or a subsidiary of the Company, including any product, investigational compound, technology or service which the Company is developing and of which you had knowledge, and you and the Competing Business provide the Company written assurances of this fact prior to your commencing such affiliation;

(iii)
during the Non-Competition and Non-Solicitation Period, employ, solicit for employment, solicit, induce, encourage, or participate in soliciting, inducing or encouraging any Company employee who is employed by the Company or who was employed by the Company within the twelve months preceding the termination of your employment with the Company for any reason, to terminate or reduce his or her or its relationship with the Company or any of its affiliates, successors or assigns (the “Related Parties”);

(iv)
during the Non-Competition and Non-Solicitation Period, solicit, induce, encourage, or appropriate or attempt to solicit, divert or appropriate, by use of Confidential Information or otherwise, any existing or prospective customer, vendor or supplier of the Company or any Related Parties to terminate, cancel or otherwise reduce its relationship with the Company or any Related Parties;

(v)
during the Non-Competition and Non-Solicitation Period, contact, call upon or solicit any existing customer of the Company or its Related Parties, or prospective customer of the Company or its Related Parties, that you became aware of or was introduced to in the course of your duties for the Company or its Related Parties, or otherwise divert or take away from the Company or its Related Parties the business of any current or prospective customer of the Company or its Related Parties; or

(vi)
during the Non-Competition and Non-Solicitation Period, engage in any activity that is harmful to the interests of the Company or its Related Parties, including, without limitation, any conduct during the term of your employment that violates the Company’s Standards of Business Conduct and Ethics, securities trading policy and other policies.

(b)    Rescission, Forfeiture and Other Remedies. If the Company determines that you have violated any applicable provisions of Section 10(a) above during the Non-Competition and Non-Solicitation Period, in addition to injunctive relief and damages, you agree and covenant that:

(i)	any unvested portion of the Performance Share Units shall be immediately rescinded;

(ii)	you shall automatically forfeit any rights you may have with respect to the Performance Share Units as of the date of such determination;

(iii)
if any part of the Performance Share Units vests within the twelve-month period immediately preceding a violation of Section 10(a) above (or following the date of any such violation), upon the Company’s demand, you shall immediately deliver to it a certificate or certificates for Shares that you acquired upon settlement of such Performance Share Units (or an equivalent number of other shares); and

(iv)	the foregoing remedies set forth in this Section 10(b) shall not be the Company’s exclusive remedies. The Company reserves all other rights and remedies available to it at law or in equity.

(c)    Definitions. For purposes of this Agreement, the following definitions shall apply:

(i)
“Competitive Business” means any business that is engaged in or is about to become engaged in the development, production or sale of any product, process or service concerning the treatment of any disease, which product, process or service resembles or competes with any product, process or service that was sold by, or in development at, the Company or a subsidiary of the Company during your employment with the Company or a subsidiary of the Company.

(ii)
Because of the global nature of the Company’s business, it is agreed that the restrictions set forth above shall apply in the “Restricted Area,” defined as including without limitation the continent, country and the geographic regions where you worked in and were responsible for while employed by the Company or a subsidiary of the Company, and any other geographic area (country, province, state, city or other political subdivision) in which the Company or a subsidiary of the Company is engaged in business and/or is otherwise selling products or services at the time you ceased working for the Company or a subsidiary of the Company;

(A)
provided, however, that if a court of competent jurisdiction or other authority determines the foregoing geographic scope is unenforceable, the “Restricted Area” shall be defined as the continent, country and the geographic regions where you worked and were responsible for while employed by the Company or a subsidiary of the Company;

(B)
provided, however, that if a court of competent jurisdiction or other authority determines that the foregoing geographic scope is unenforceable, the “Restricted Area” shall be defined as the country in which you worked;

(C)
provided, however, that if a court of competent jurisdiction or other authority determines that the foregoing geographic scope is unenforceable, the “Restricted Area” shall be defined as the geographic regions that you serviced and were responsible for while employed by the Company or a subsidiary of the Company.

(iii)
The “Non-Competition and Non-Solicitation Period” shall be the period during which Employee is employed by the Company or a subsidiary of the Company and twelve (12) months after the end of Employee’s term of employment with and/or work for the Company or a subsidiary of the Company for any reason, (e.g., restriction applies regardless of the reason for termination and includes voluntary and involuntary termination) (hereinafter “Termination Date”);

(A)
provided, however, that if a court of competent jurisdiction or other authority determines that such period is unenforceable, the “Non-Competition and Non-Solicitation Period” shall be the period of eleven (11) months after your employment Termination Date with the Company or a subsidiary of the Company for any reason;

(B)
provided, however, that if a court of competent jurisdiction or other authority determines that such period is unenforceable, the “Non-Competition and Non-Solicitation Period” shall be the period of ten (10) months after your employment Termination Date with the Company or a subsidiary of the Company for any reason;

(C)
provided further, in the event that the Company or a subsidiary of the Company files an action to enforce rights arising out of this Agreement, the Non-Competition and Non-Solicitation Period shall be extended for all periods of time in which you are determined by the Court to have been in violation of the provisions of Section 10(a).

(d)    Severability. You acknowledge and agree that the period, scope and geographic areas of restriction imposed upon you by this Section 10 are fair and reasonable and are reasonably required for the protection of the Company. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired and this Agreement shall nevertheless continue to be valid and enforceable as though the invalid provisions were not part of this Agreement. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, illegal or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable to the maximum extent permissible under law and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision. You acknowledge and agree that your covenants under this Agreement are ancillary to your employment relationship with the Company or a subsidiary of the Company, but shall be independent of any other contractual relationship between you and the Company or a subsidiary of the Company. Consequently, the existence of any claim or cause of action that you may have against the Company or a subsidiary of the Company shall not constitute a defense to the enforcement of this Agreement by the Company or a subsidiary of the Company, nor an excuse for noncompliance with this Agreement.
(e)    Additional Remedies. You acknowledge and agree that any violation by you of this paragraph will cause irreparable harm to the Company and its Related Parties and the Company cannot be adequately compensated for such violation by damages. Accordingly, if you violate or threaten to violate this Agreement, then, in addition to any other rights or remedies that the Company may have in law or in equity, the Company shall be entitled, without the posting of a bond or other security, to obtain an injunction to stop or prevent such violation. You further agree that if the Company incurs legal fees or costs in enforcing this Agreement, you will reimburse the Company for such fees and costs.
(f)    Binding Obligations. These obligations shall be binding both upon you, your assigns, executors, administrators and legal representatives. At the inception of or during the course of your employment, you may have executed agreements that contain similar terms. Those agreements remain in full force and effect. In the event that there is a conflict between the terms of those agreements and this Agreement, this Agreement will control.
(g)    Enforcement. The Company retains discretion regarding whether or not to enforce the terms of the covenants contained in this Section 10 and its decision not to do so in your instance or anyone’s case shall not be considered a waiver of the Company’s right to do so.
11.    DIVIDENDS AND OTHER ADJUSTMENTS
(a)Dividends or dividend equivalents are not paid, accrued or accumulated on Performance Share Units during the Restricted Period, except as provided in Section 11(b).
(b)The target number of Performance Share Units, the banked number of Performance Share Units, the kind of securities deliverable in settlement of Performance Share Units and/or any performance measure based on per share results shall be appropriately adjusted in order to prevent dilution or enlargement of your rights with respect to the Performance Share Units upon the occurrence of an event referred to in Plan Section 11(c). In furtherance of the foregoing, in the event of an equity restructuring, as defined in FASB ASC Topic 718, which affects the Shares, you shall have a legal right to an adjustment to your Performance Share Units which shall preserve without enlarging the value of the Performance Share Units, with the manner of such adjustment to be determined by the Committee in its discretion. Any Performance Share Units or related rights which directly or indirectly result from an adjustment to a Performance Share Unit hereunder shall be subject to the same risk of forfeiture and other conditions as apply to the granted Performance Share Unit and will be settled at the same time as the granted Performance Share Unit.

12.    EFFECT ON OTHER BENEFITS
In no event shall the value, at any time, of the Performance Share Units or any other payment or right to payment under this Agreement be included as compensation or earnings for purposes of any other compensation, retirement, or benefit plan offered to employees of the Company or its subsidiaries or affiliates unless otherwise specifically provided for in such plan. Performance Share Units and the income and value of the same are not part of normal or expected compensation or salary for any purposes including, but not limited to, calculation of any severance, resignation, termination, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments.
13.    ACKNOWLEDGMENT OF NATURE OF PLAN AND PERFORMANCE SHARE UNITS
In accepting the Performance Share Units, you acknowledge, understand and agree that:
(a)    The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    The award of Performance Share Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Performance Share Units, or benefits in lieu of Performance Share Units even if Performance Share Units have been awarded in the past;
(c)    All decisions with respect to future awards of Performance Share Units or other awards, if any, will be at the sole discretion of the Company;
(d)    Your participation in the Plan is voluntary;
(e)    The Performance Share Units and the Shares subject to the Performance Share Units are not intended to replace any pension rights or compensation;
(f)    Unless otherwise agreed with the Company, the Performance Share Units and the Shares subject to the Performance Share Units, the income and value of the same, are not granted as consideration for, or in connection with, the service you may provide as a director of a subsidiary or an affiliate of the Company;
(g)    The future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(h)    No claim or entitlement to compensation or damages arises from the forfeiture of Performance Share Units, resulting from termination of your employment or other service relationship with the Company, or any of its subsidiaries or affiliates or the Employer (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and in consideration of the grant of the Performance Share Units to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, any of its subsidiaries or affiliates or the Employer, waive your ability, if any, to bring such claim, and release the Company, any subsidiary or affiliate and/or the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(i)    Unless otherwise provided in the Plan or by the Company in its discretion, the Performance Share Units and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Share Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;
(j)    The following provisions apply only if you are providing services outside the United States: (i) the award and the Shares subject to the Performance Share Units are not part of normal or expected compensation or salary for any purpose; (ii) neither the Company, the Employer nor any subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Performance Share Units or of any amounts due to you pursuant to the settlement of the Performance Share Units or the subsequent sale of any Shares acquired upon settlement; and
(k)    You agree that the Company may recover any incentive-based compensation received by you under this Agreement, including, without limitation, pursuant to Sections 6, 7 and 8 hereof, if such recovery is pursuant to a clawback or recoupment policy approved by the Committee.
14.    NO ADVICE REGARDING GRANT
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
15.    RIGHT TO CONTINUED EMPLOYMENT
Nothing in the Plan or this Agreement shall confer on you any right to continue in the employ of the Company or any subsidiary or affiliate of the Company or any specific position or level of employment with the Company or any subsidiary or affiliate of the Company or affect in any way the right of the Company or any subsidiary or affiliate of the Company to terminate your employment without prior notice at any time for any reason or no reason.
16.    ADMINISTRATION; UNFUNDED OBLIGATIONS
The Committee shall have full authority and discretion, subject only to the express terms of the Plan, to decide all matters relating to the administration and interpretation of the Plan and this Agreement, and all such Committee determinations shall be final, conclusive, and binding upon the Company, any subsidiary or affiliate, you, and all interested parties. Any provision for distribution in settlement of your Performance Share Units and other obligations hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in you or any beneficiary any right to, or claim against any, specific assets of the Company, nor result in the creation of any trust or escrow account for you or any beneficiary. You and any of your beneficiaries entitled to any settlement or other distribution hereunder shall be a general creditor of the Company.
17.    DEEMED ACCEPTANCE
You are required to accept the terms and conditions set forth in this Agreement prior to the first anniversary of the Award Date in order for you to receive the award granted to you hereunder. If you wish to decline this award, you must reject this Agreement prior to the first anniversary of the Award Date. For your benefit, if you have not rejected the Agreement prior to the first anniversary of the Award Date, you will be deemed to have automatically accepted this award and all the terms and conditions set forth in this Agreement. Deemed acceptance will allow the shares to be released to you in a timely manner and once released, you waive any right to assert that you have not accepted the terms hereof.
18.    AMENDMENT TO PLAN
This Agreement shall be subject to the terms of the Plan, as amended from time to time, except that, subject to Sections 25 and 28 below, Performance Share Units which are the subject of this Agreement may not be materially adversely affected by any amendment or termination of the Plan approved after the Award Date without your written consent.
19.    SEVERABILITY AND VALIDITY
The various provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
20.    GOVERNING LAW, JURISDICTION AND VENUE
This Agreement and award grant shall be governed by the substantive laws (but not the choice of law rules) of the State of Delaware. For purposes of litigating any dispute that arises under this Performance Share Unit grant or Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, agree that such litigation shall be conducted in the courts of Wilmington, Delaware, or the federal courts for the United States District Court for the District of Delaware, and no other courts where this Performance Share Unit grant is made and/or performed.
21.    SUCCESSORS
This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties.
22.    DATA PRIVACY
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement by and among, as applicable, the Employer, the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company, any subsidiary and/or the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Performance Share Units or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in your favor (“Data”), for the purpose of implementing, administering and managing the Plan.
You understand that Data may be transferred to Fidelity, or such other stock plan service provider as may be selected by the Company in the future, which assists in the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g. the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, Fidelity and other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the Performance Share Units may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Performance Share Units or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
23.    ELECTRONIC DELIVERY AND ACCEPTANCE
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic systems established and maintained by the Company or a third party designated by the Company.
24.    INSIDER TRADING/MARKET ABUSE LAWS
You acknowledge that, depending on your country of residence, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell Shares or rights to Shares (e.g., Performance Share Units) under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.
25.    LANGUAGE
If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
26.    COMPLIANCE WITH LAWS AND REGULATIONS
Notwithstanding any other provisions of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, you understand that the Company will not be obligated to issue any Shares pursuant to the vesting and settlement of the Performance Share Units, if the issuance of such Shares shall constitute a violation by you or the Company of any provision of law or regulation of any governmental authority. Further, you agree that the Company shall have unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares. Any determination by the Company in this regard shall be final, binding and conclusive.
27.    ENTIRE AGREEMENT AND NO ORAL MODIFICATION OR WAIVER
This Agreement contains the entire understanding of the parties. This Agreement shall not be modified or amended except in writing duly signed by the parties except that the Company may adopt a modification or amendment to the Agreement that is not materially adverse to you in writing signed only by the Company. Any waiver of any right or failure to perform under this Agreement shall be in writing signed by the party granting the waiver and shall not be deemed a waiver of any subsequent failure to perform.
28.    ADDENDUM
Your Performance Share Units shall be subject to any special provisions set forth in the Addendum to this Agreement for your country, if any. If you relocate to one of the countries included in the Addendum, the special provisions for such country shall apply to you, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. The Addendum, if any, constitutes part of this Agreement.

29.	FOREIGN ASSET/ACCOUNT REPORTING REQUIREMENTS AND EXCHANGE CONTROLS
Your country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect your ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends paid on Share sale proceeds resulting from the sale of Shares acquired under the Plan) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations, and you should consult your personal legal advisor for any details.

30.    IMPOSITION OF OTHER REQUIREMENTS
The Company reserves the right to impose other requirements on your participation in the Plan, on the Performance Share Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

For the Company
Bristol-Myers Squibb Company

By

I have read this Agreement in its entirety. I understand that this award has been granted to provide a means for me to acquire and/or expand an ownership position in Bristol-Myers Squibb Company. I acknowledge and agree that sales of Shares will be subject to the Company’s policies regulating trading by employees. In accepting this award, I hereby agree that Fidelity, or such other vendor as the Company may choose to administer the Plan, may provide the Company with any and all account information for the administration of this award.

I hereby agree to all the terms, restrictions and conditions set forth in the Agreement, including, but not limited to, post-employment obligations related to non-competition and non-solicitation.

Exhibit A
PERFORMANCE SHARE UNITS AGREEMENT
Under the Bristol-Myers Squibb Company
2012 Stock Award and Incentive Plan

2015-2017 Performance Share Units Award
Minimum Performance Condition and Performance Goals for the Performance Year

If Participant has been designated a Covered Employee for the Performance Year, then a required condition in order for Participant to bank Performance Share Units in the manner set forth below will be that the Company’s Non-GAAP Pretax Earnings(1) for the 2015 fiscal year shall equal or exceed $_______ million (the “Minimum Performance Condition”). If Participant has not been designated a Covered Employee for the Performance Year, then Participant shall bank Performance Share Units in the manner set forth below.
The number of Performance Share Units banked by Participant (subject to the TSR Modifier described below) shall be determined as of December 31, 2015 (the “Banking Date”), based on the Company’s 2015 Total Revenues Performance (net of foreign exchange) and 2015 Non-GAAP Diluted EPS Performance, determined based on the following grid:

Performance Measure	Threshold	Target	Maximum
2015 Total revenues, net of fx ($=MM)
2015 Non-GAAP Diluted EPS
Participant shall bank 42.50% of the target number of Performance Share Units for “Threshold Performance,” 100% of the target number of Performance Share Units for “Target Performance,” and 167.50% of the target number of Performance Share Units for “Maximum Performance.” For this purpose, 2015 Total Revenues Performance is weighted 30%, and 2015 Non-GAAP Diluted EPS Performance is weighted 70%, so the level of banking of Performance Share Units shall be determined on a weighted-average basis.
Subject to the provisions of the Plan and the Agreement, unless vested or forfeited earlier as described in this Agreement, the number of Performance Share Units determined by the Committee to have been banked and that shall become vested shall be multiplied by the sum of one (1) and the TSR Modifier, based on the “TSR Percentile Rank” of the Company’s “Total Shareholder Return,” or “TSR,” relative to the TSRs of the “Peer Companies” for the “TSR Measurement Period,” calculated as of the “TSR Measurement Date” (each as defined below), according to the following table:

TSR Percentile Rank	TSR Modifier
< 20th	-20%
20th < 40th	-10%
40th < 60th	0%
60th < 80th	10%
≥ 80th	20%

“Total Shareholder Return (TSR)” shall mean the change in the value, expressed as a percentage of a given dollar amount invested in a company's most widely publicly traded stock over the TSR Measurement Period, taking into account both stock price appreciation (or depreciation) and the reinvestment of dividends (including the cash value of non-cash dividends) in additional stock of the company. The ten (10) trading-day average closing values of the Company's Common Stock and the stock of the Peer Companies, as applicable (i.e., average closing values over the period of 10 trading days ending on the Award Date and the final 10 trading days ending on the TSR Measurement Date), shall be used to value the Company's Common Stock and the stock of the Peer Companies, as applicable, at the beginning and end of the TSR Measurement Period. Dividend reinvestment shall be calculated consistently for the Company and all Peer Companies.
(1)For purposes of this Agreement, Non-GAAP Pretax Earnings is defined as earnings from continuing operations on a consolidated basis before deduction of income taxes, less pretax minority interest expenses, excluding discontinued operations, extraordinary items and other non-recurring items.

“Peer Companies” shall mean the following companies which remain publicly traded throughout the entire TSR Measurement Period:

AbbVie	GlaxoSmithKline
Amgen	Johnson & Johnson
AstraZeneca	Merck
Biogen Idec	Novartis
Celgene	Pfizer
Eli Lilly	Roche
Gilead Sciences	Sanofi

Companies that were publicly traded as of the Award Date but are no longer publicly traded as of the TSR Measurement Date shall be excluded except that companies that are no longer publicly traded as of the TSR Measurement Date due to filing for bankruptcy prior to the TSR Measurement Date shall be assigned a Total Shareholder Return of -100% for the TSR Measurement Period.

“TSR Measurement Date” shall mean February 28, 2018 (or earlier in accordance with this Agreement).

“TSR Measurement Period” shall mean the period commencing on the Award Date and ending on the TSR Measurement Date.

“TSR Percentile Rank” shall mean the percentage of TSR values among the Peer Companies during the TSR Measurement Period that are lower than the Company's TSR during the TSR Measurement Period. For example, if the Company's TSR during the TSR Measurement Period is at the 51st percentile, 49% of the Peer Companies had higher TSR during the TSR Measurement Period and 51% of the companies in the Peer Companies had equal or lower TSR during the TSR Measurement Period. For purposes of the TSR Percentile Rank calculation, the Company will be excluded from the group of Peer Companies.

Determinations of the Committee regarding 2015 Non-GAAP Pretax Earnings, 2015 Total Revenues Performance, 2015 Non-GAAP Diluted EPS Performance, the TSR Modifier and the resulting Performance Share Units banked, modified and vested, and related matters, will be final and binding on Participant. In making its determinations with respect to 2015 Total Revenues Performance, 2015 Non-GAAP Diluted EPS Performance and the TSR Modifier, the Committee may exercise its discretion (reserved under Plan Sections 7(a) and 7(b)(v)) to reduce the amount of Performance Share Units deemed banked, in its sole discretion.

2

Addendum

BRISTOL-MYERS SQUIBB COMPANY
SPECIAL PROVISIONS FOR PERFORMANCE SHARE UNITS IN CERTAIN COUNTRIES
Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement. This Addendum includes special country-specific terms that apply if you are residing and/or working in one of the countries listed below. This Addendum is part of the Agreement.
This Addendum also includes information of which you should be aware with respect to your participation in the Plan. For example, certain individual exchange control reporting requirements may apply upon vesting of the Performance Share Units and/or sale of Shares. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2015 and is provided for informational purposes. Such laws are often complex and change frequently, and results may be different based on the particular facts and circumstances. As a result, the Company strongly recommends that you do not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time your Performance Share Units vest or are settled, or you sell Shares acquired under the Plan.
In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country other than the one in which you currently are residing and/or working, transfer employment after the Performance Share Units are granted to you, or are considered a resident of another country for local law purposes, the information contained herein for the country you are residing and/or working in at the time of grant may not be applicable to you, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to you. If you transfer residency and/or employment to another country or are considered a resident of another country listed in the Addendum after the Performance Share Units are granted to you, the terms and/or information contained for that new country (rather than the original grant country) may be applicable to you.
All Countries
Retirement. The following provision supplements Section 6(a) of the Agreement:
Notwithstanding the foregoing, if the Company receives a legal opinion that there has been a legal judgment and/or legal development in your jurisdiction that likely would result in the favorable treatment that applies to the Performance Share Units in the event of your Retirement being deemed unlawful and/or discriminatory, the provisions of Section 6(a) regarding the treatment of the Performance Share Units in the event of your Retirement shall not be applicable to you.
Algeria
Exchange Control Information. Proceeds from the settlement of Performance Share Units, sale of Shares and the receipt of any dividends must be repatriated to Algeria.
Argentina
Labor Law Policy and Acknowledgement. This provision supplements Section 13 of the Agreement:
By accepting the Performance Share Units, you acknowledge and agree that the grant of Performance Share Units is made by the Company (not the Employer) in its sole discretion and that the value of the Performance Share Units or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.

Addendum-1

If, notwithstanding the foregoing, any benefits under the Plan are considered salary or wages for any purpose under Argentine labor law, you acknowledge and agree that such benefits shall not accrue more frequently than on each vesting date.
Securities Law Information. Neither the Performance Share Units nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.
Exchange Control Information. In the event that you transfer proceeds from the settlement of Performance Share Units, sale of Shares or any cash dividends paid on such shares into Argentina within 10 days of receipt (i.e., if the proceeds have not been held in the offshore bank or brokerage account for at least 10 days prior to transfer), you will be required to deposit 30% of any proceeds in a non-interest bearing account for a 365 day holding period. In any event, the Argentine bank handling the transaction may request certain documentation in connection with your request to transfer proceeds into Argentina, including evidence of the sale of Shares and proof that no funds were remitted out of Argentina to acquire the Shares. If the bank determines that the 10-day rule or any other rule or regulation promulgated by the Argentine Central Bank has not been satisfied, it may require that 30% of the proceeds be placed in a non-interest bearing mandatory deposit account for a holding period of 365 days. Please note that exchange control regulations in Argentina are subject to frequent change. You are solely responsible for complying with any exchange control laws that may apply to you as a result of participating in the Plan and/or the transfer of funds in connection with the award. You should consult with your personal legal advisor regarding any exchange control obligations that you may have.
Foreign Asset/Account Reporting Information. Pursuant to General Resolution (AFIP) No. 3293 published on March 26, 2012, you are subject to an annual information regime under which you must report any equity interests held in the Company to the Argentine tax authorities.
Australia
Compliance with Laws. Notwithstanding anything else in the Agreement, you will not be entitled to and shall not claim any benefit under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.
Securities Law Information. If you acquire Shares pursuant to your Performance Share Units and you offer your Shares for sale to a person or entity resident in Australia, your offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on your disclosure obligations prior to making any such offer.
Treatment of Performance Share Units Upon Termination of Employment.  Notwithstanding anything in the Agreement to the contrary, in the event all or a portion of the Shares to be issued to you upon vesting and settlement of the Performance Share Units become distributable upon your termination of employment or at some time following your termination of employment, the Company may determine, in its discretion, that such Shares will vest and become distributable as soon as practicable following your termination of employment without application of the TSR Modifier.  You will not continue to vest in Performance Share Units or be entitled to any portion of Performance Share Units after your termination of employment.
Austria
Exchange Control Information. If you hold Shares under the Plan outside of Austria (even if you hold them outside of Austria at a branch of an Austrian bank), you may be required to submit a report to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the Shares as of any given quarter meets or exceeds €30,000,000; and (ii) on an annual basis if the value of the Shares as of December 31 meets or exceeds €5,000,000. The deadline to file the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline to file the annual report is January 31 of the following year.

Addendum-2

When Shares are sold, there may be exchange control obligations if the cash proceeds from the sale are held outside Austria. If the transaction volume of all your cash accounts abroad meets or exceeds €3,000,000, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month. If the transaction value of all cash accounts abroad is less than €3,000,000, no ongoing reporting requirements apply.
Belgium
Foreign Asset/Account Reporting Information. If you are a Belgian resident, you are required to report any security or bank account (including brokerage accounts) you maintain outside of Belgium on your annual tax return. In a separate report, you will be required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened).
Brazil
Labor Law Policy and Acknowledgement. This provision supplements Section 13 of the Agreement:
By accepting the Performance Share Units, you acknowledge and agree that (i) you are making an investment decision, (ii) Shares will be issued to you only if the Minimum Performance Conditions and Performance Goals are met and you meet the employment conditions during the Restricted Period and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value over the Restricted Period.
Compliance with Laws. By accepting the Performance Share Units, you agree that you will comply with Brazilian law when you vest in the Performance Share Units and sell Shares. You also agree to report and pay any and all taxes associated with the vesting of the Performance Share Units, the sale of the Shares acquired pursuant to the Plan and the receipt of any dividends.
Exchange Control Information. You must prepare and submit a declaration of assets and rights held outside of Brazil to the Central Bank on an annual basis if you hold assets or rights valued at more than US$100,000. The assets and rights that must be reported include Shares.
Canada
Settlement of Performance Share Units. Notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, Performance Share Units will be settled in Shares only, not cash.
Securities Law Information. You acknowledge and agree that you will sell Shares acquired through participation in the Plan only outside of Canada through the facilities of a stock exchange on which the Shares are listed. Currently, the Shares are listed on the New York Stock Exchange.
Termination of Employment. This provision supplements Section 6(g) of the Agreement:
In the event of your termination of employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), unless otherwise provided in this Agreement or the Plan, your right to vest in the Performance Share Units, if any, will terminate effective as of the date that is the earlier of (1) the date upon which your employment with the Company or any of its subsidiaries is terminated; (2) the date you are no longer actively employed by or providing services to the Company or any of its subsidiaries; or (3) the date you receive written notice of termination of employment, regardless of any notice period or period of pay in lieu of such notice required under applicable laws (including, but not limited to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when you are no longer employed or actively providing services for purposes of the Performance Share Units (including whether you may still be considered employed or actively providing services while on a leave of absence).

Addendum-3

Foreign Asset/Account Reporting Information. You may be required to report your foreign property on Form T1135 (Foreign Income Verification Statement) if the total cost of your foreign property exceeds C$100,000 at any time in the year. Foreign property includes cash held outside of Canada and Shares acquired under the Plan, and it may include unvested Performance Share Units. The Form T1135 must be filed by April 30 of the following year. You should consult with your personal tax advisor to determine your reporting requirements.
The following provisions apply if you are resident in Quebec:
Language Acknowledgment
The parties acknowledge that it is their express wish that this Agreement, including this Addendum, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be provided to them in English.
Consentement relatif à la langue utilisée. Les parties reconnaissent avoir expressément souhaité que la convention («Agreement») ainsi que cette Annexe, ainsi que tous les documents, avis et procédures judiciares, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy. This provision supplements Section 22 of the Agreement:
You hereby authorize the Company, the Employer and their representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company and its subsidiaries to disclose and discuss the Plan with their advisors. You further authorize the Company and its subsidiaries to record such information and to keep such information in your employee file.
Chile
Securities Law Information. The offer of the Performance Share Units constitutes a private offering in Chile effective as of the Award Date. The offer of Performance Share Units is made subject to general ruling n° 336 of the Chilean Superintendence of Securities and Insurance (“SVS”).  The offer refers to securities not registered at the securities registry or at the foreign securities registry of the SVS, and, therefore, such securities are not subject to oversight of the SVS.  Given the Performance Share Units are not registered in Chile, the Company is not required to provide information about the Performance Share Units or Shares in Chile. Unless the Performance Share Units and/or the Shares are registered with the SVS, a public offering of such securities cannot be made in Chile.
Exchange Control and Foreign Asset/Account Reporting Information. You are not required to repatriate proceeds obtained from the sale of Shares or from dividends to Chile; however, if you decide to repatriate proceeds from the sale of Shares and/or dividends and the amount of the proceeds to be repatriated exceeds US$10,000, you acknowledge that you must effect such repatriation through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office). In such case, you must report the proceeds to a commercial bank or registered foreign exchange office receiving the funds. If you do not repatriate the funds and use such funds for the payment of other obligations contemplated under a different Chapter of the Foreign Exchange Regulations, you must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within the first 10 days of the month immediately following the transaction.
Further, if the value of your aggregate investments held outside of Chile meets or exceeds US$5,000,000 (including the value of Shares acquired under the Plan), you may need to report the status of such investments quarterly to the Central Bank using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations.
Finally, if you hold Shares acquired under the Plan outside of Chile, you may need to inform the Chilean Internal Revenue Service (the “CIRS”) of the details of your investment in the Shares by Filing Tax Form 1851 “Annual Sworn Statement Regarding Investments Held Abroad.” Further, if you wish to receive credit against your Chilean income taxes for any taxes paid abroad, you must report the payment of taxes abroad to the CIRS by filing Tax Form 1853 “Annual Sworn Statement Regarding Credits for Taxes Paid Abroad.” These statements must be submitted electronically through the CIRS website before March 15 of each year.

Addendum-4

China
The following provisions apply if you are subject to the exchange control regulations in China, as determined by the Company in its sole discretion:
Sale of Shares. To comply with exchange control regulations in China, you agree that the Company is authorized to force the sale of Shares to be issued to you upon vesting and settlement of the Performance Share Units at any time (including immediately upon vesting or after termination of your employment, as described below), and you expressly authorize the Company’s designated broker to complete the sale of Shares. You agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of Shares and shall otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sales occur. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of Shares at any particular price.
Upon the sale of Shares, the Company agrees to pay the cash proceeds from the sale of Shares (less any applicable Tax-Related Items, brokerage fees or commissions) to you in accordance with applicable exchange control laws and regulations, including, but not limited to, the restrictions set forth in this Addendum for China below under “Exchange Control Information.” Due to fluctuations in the Share price and/or applicable exchange rates between the vesting date and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the Shares on the vesting date (which typically is the amount relevant to determining your Tax-Related Items liability). You understand and agree that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuations in the Share price and/or any applicable exchange rate.
Treatment of Shares and Performance Share Units Upon Termination of Employment. Due to exchange control regulations in China, you understand and agree that any Shares acquired under the Plan and held by you in your brokerage account must be sold no later than the last business day of the month following the month of your termination of employment, or within such other period as determined by the Company or required by the China State Administration of Foreign Exchange (“SAFE”) (the “Mandatory Sale Date”). For example, if your termination of employment occurs on March 14, 2016, then the Mandatory Sale Date will be April 30, 2016. You understand that any Shares held by you that have not been sold by the Mandatory Sale Date will automatically be sold by the Company’s designated broker at the Company’s direction (on your behalf pursuant to this authorization without further consent), as described under "Sale of Shares" above.
Notwithstanding anything in the Agreement to the contrary, if all or a portion of the Shares to be issued to you upon vesting and settlement of the Performance Share Units become distributable upon your termination of employment or at some time following your termination of employment, then such Shares (i) will vest and become distributable within three months of your employment without application of the TSR Modifier; and (ii) must be sold by the Mandatory Sale Date or will be sold by the Company’s designated broker at the Company’s direction (on your behalf pursuant to this authorization without further consent), as described under "Sale of Shares" above. You will not continue to vest in Performance Share Units or be entitled to any portion of Performance Share Units after your termination of employment.

Addendum-5

Exchange Control Information. You understand and agree that, to facilitate compliance with exchange control requirements, you are required to hold any Shares to be issued to you upon vesting and settlement of the Performance Share Units in the account that has been established for you with the Company's designated broker and you acknowledge that you are prohibited from transferring any such Shares to another brokerage account. In addition, you are required to immediately repatriate to China the cash proceeds from the sale of Shares issued upon vesting and settlement of the Performance Share Units and any dividends paid on such Shares. You further understand that such repatriation of the cash proceeds will be effectuated through a special exchange control account established by the Company or its subsidiaries, and you hereby consent and agree that the proceeds may be transferred to such special account prior to being delivered to you. The Company may deliver the proceeds to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, you understand that you will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are converted to local currency, there may be delays in delivering the proceeds to you and due to fluctuations in the Share trading price and/or the U.S. dollar/PRC exchange rate between the sale/payment date and (if later) when the proceeds can be converted into local currency, the proceeds that you receive may be more or less than the market value of the Shares on the sale/payment date (which is the amount relevant to determining your tax liability). You agree to bear the risk of any currency fluctuation between the sale/payment date and the date of conversion of the proceeds into local currency.
You further agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.
Foreign Asset/Account Reporting Information. PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions.  Under these rules, you may be subject to reporting obligations for the Shares or equity awards, including Performance Share Units, acquired under the Plan and Plan-related transactions. It is your responsibility to comply with this reporting obligation and you should consult your personal advisor in this regard.
Colombia
Labor Law Policy and Acknowledgement. By accepting your award of Performance Share Units, you acknowledge that pursuant to Article 128 of the Colombia Labor Code, the Plan and related benefits do not constitute a component of “salary” for any purposes.
Exchange Control Information. Investments in assets located outside of Colombia (including Shares) are subject to registration with the Central Bank (Banco de la República) if the aggregate value of such investments is US$500,000 or more (as of December 31 of the applicable calendar year). Further, upon the sale of any Shares that you have registered with the Central Bank, you must cancel the registration by March 31 of the following year. You may be subject to fines if you fail to cancel such registration.
Czech Republic
Exchange Control Information. The Czech National Bank may require you to fulfill certain notification duties in relation to the Performance Share Units and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, you should consult your personal legal advisor prior to the vesting of the Performance Share Units and the sale of Shares to ensure compliance with current regulations. It is your responsibility to comply with any applicable Czech exchange control laws.
Denmark
Stock Option Act. You acknowledge that you have received an Employer Statement in Danish.
Foreign Asset/Account Reporting Information. If you establish an account holding Shares or an account holding cash outside Denmark, you must report the account to the Danish Tax Administration. The form may be obtained from a local bank. Please note that these obligations are separate from and in addition to the obligations described below.

Addendum-6

Securities/Tax Reporting Information. If you hold Shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, you are required to inform the Danish Tax Administration about the account. For this purpose, you must file a Form V (Erklaering V) with the Danish Tax Administration. Both you and the broker or bank must sign the Form V. By signing the Form V, the broker or bank undertakes an obligation, without further request each year and not later than February 1 of the year following the calendar year to which the information relates, to forward information to the Danish Tax Administration concerning the Shares in the account. In the event that the applicable broker or bank with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, you acknowledge that you are solely responsible for providing certain details regarding the foreign brokerage or bank account and any Shares acquired at vesting and held in such account to the Danish Tax Administration as part of your annual income tax return. By signing the Form V, you authorize the Danish Tax Administration to examine the account. A sample of the Form V can be found at the following website: www.skat.dk.
In addition, if you open a brokerage account (or a deposit account with a U.S. bank), the brokerage account likely will be treated as a deposit account because cash can be held in the account. Therefore, you likely must file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by you and by the applicable broker or bank where the account is held. By signing the Form K, the broker/bank undertakes an obligation, without further request each year and not later than February 1 of the year following the calendar year to which the information relates, to forward information to the Danish Tax Administration concerning the content of the account. In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, you acknowledge that you are solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of your annual income tax return. By signing the Form K, you authorize the Danish Tax Administration to examine the account. A sample of the Form K can be found at the following website: www.skat.dk.
Egypt
Exchange Control Information. If you transfer funds into Egypt in connection with the Performance Share Units, you are required to transfer the funds through a registered bank in Egypt.
Finland
There are no country-specific provisions.
France
Language Acknowledgement
En signant et renvoyant le présent document décrivant les termes et conditions de votre attribution, vous confirmez ainsi avoir lu et compris les documents relatifs á cette attribution (le Plan et ce Contrat d’Attribution) qui vous ont été communiqués en langue anglaise.
By accepting your Performance Share Units, you confirm having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided to you in English.
Foreign Asset/Account Reporting Information. If you hold Shares outside of France or maintain a foreign bank account, (including accounts that were opened and closed during the tax year), you are required to report such to the French tax authorities when filing your annual tax return.  Failure to comply could trigger significant penalties. Further, if you have a foreign account balance exceeding €1,000,000, you may have additional monthly reporting obligations.
Germany
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported to the German Federal Bank. From September 2013, the German Federal Bank no longer accepts reports in paper form and all reports must be filed electronically. The electronic “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) can be accessed on the German Federal Bank’s website: www.bundesbank.de.
In the event that you make or receive a payment in excess of this amount, you are responsible for complying with applicable reporting requirements.

Addendum-7

Greece
There are no country-specific provisions.
Hong Kong
Securities Law Information. Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of the Agreement, including this Addendum, or the Plan, or any other incidental communication materials, you should obtain independent professional advice. The Performance Share Units and any Shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its subsidiaries. The Agreement, including this Addendum, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Performance Share Units are intended only for the personal use of each eligible employee of the Employer, the Company or any subsidiary and may not be distributed to any other person.
Settlement of Performance Share Units and Sale of Shares. Notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, Performance Share Units will be settled in Shares only, not cash. In addition, notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, no Shares acquired under the Plan can be offered to the public or otherwise disposed of prior to six months from the Award Date. Any Shares received at vesting are accepted as a personal investment.
Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).
Hungary
There are no country-specific provisions.
India
Exchange Control Information. You must repatriate all proceeds received from the sale of Shares to India within 90 days of receipt and all proceeds from the receipt of cash dividends with 180 days of receipt. You must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Company or the Employer requests proof of repatriation. It is your responsibility to comply with applicable exchange control laws in India.
Foreign Asset/Account Reporting Information. You are required to declare in your annual tax return (a) any foreign assets held by you or (b) any foreign bank accounts for which you have signing authority.
Ireland
Director Notification Obligation. If you are a director, shadow director, or secretary of an Irish subsidiary, you are subject to certain notification requirements under the Companies Act, 1990. Among these requirements is an obligation to notify the Irish subsidiary in writing within five business days of receiving or disposing of an interest (e.g., Performance Share Units, Shares) in the Company and the number and class of Shares or rights to which the interest relates, or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This disclosure requirement also applies to any rights or Shares acquired by your spouse or child(ren) (under the age of 18).

Addendum-8

Israel
Settlement of Performance Share Units and Sale of Shares. Upon the vesting of the Performance Share Units, you agree to the immediate sale of any Shares to be issued to you upon vesting and settlement of the Performance Share Units. You further agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such Shares. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale of the Shares to you, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. Due to fluctuations in the Share price and/or applicable exchange rates between the vesting date and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the Shares on the vesting date (which typically is the amount relevant to determining your Tax-Related Items liability). You understand and agree that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuations in the Share price and/or any applicable exchange rate.
Italy
Data Privacy Notice. This section replaces Section 22 of the Agreement:
You understand that the Company and the Employer are the privacy representatives of the Company in Italy and may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any subsidiaries, details of all Performance Share Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in your favor, and that the Company and the Employer will process said data and other data lawfully received from third parties (“Personal Data”) for the exclusive purpose of managing and administering the Plan and complying with applicable laws, regulations and Community legislation. You also understand that providing the Company with Personal Data is mandatory for compliance with laws and is necessary for the performance of the Plan and that your denial to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. You understand that Personal Data will not be publicized, but it may be accessible by the Employer as the privacy representative of the Company and within the Employer’s organization by its internal and external personnel in charge of processing, and by Fidelity or any other data processor appointed by the Company. The updated list of processors and of the subjects to which Data are communicated will remain available upon request from the Employer. Furthermore, Personal Data may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. You understand that Personal Data may also be transferred to the independent registered public accounting firm engaged by the Company, and also to the legitimate addressees under applicable laws. You further understand that the Company and its subsidiaries will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and that the Company and its subsidiaries may each further transfer Personal Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Personal Data to Fidelity or other third party with whom you may elect to deposit any Shares acquired under the Plan or any proceeds from the sale of such Shares. Such recipients may receive, possess, use, retain and transfer Personal Data in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan. You understand that these recipients may be acting as controllers, processors or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in the United States or elsewhere, in countries that do not provide an adequate level of data protection as intended under Italian privacy law.
Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Personal Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
You understand that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

Addendum-9

The processing activity, including communication, the transfer of Personal Data abroad, including outside of the European Economic Area, as specified herein and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary to performance of law and contractual obligations related to implementation, administration and management of the Plan. You understand that, pursuant to section 7 of the Legislative Decree no. 196/2003, you have the right at any moment to, including, but not limited to, obtain confirmation that Personal Data exists or not, access, verify its contents, origin and accuracy, delete, update, integrate, correct, block or stop, for legitimate reason, the Personal Data processing. To exercise privacy rights, you should contact the Employer. Furthermore, you are aware that Personal Data will not be used for direct marketing purposes. In addition, Personal Data provided can be reviewed and questions or complaints can be addressed by contacting your human resources department.
Plan Document Acknowledgment. By accepting the Performance Share Units, you acknowledge that you have received a copy of the Plan, reviewed the Plan, the Agreement and this Addendum in their entirety and fully understand and accept all provisions of the Plan, the Agreement and this Addendum.
In addition, you further acknowledge that you have read and specifically and expressly approve without limitation the following clauses in the Agreement: Section 9 (Responsibility for Taxes); Section 13 (Acknowledgement of Nature of Plan and Performance Share Units); Section 14 (No Advice Regarding Grant); Section 15 (Right to Continued Employment); Section 17 (Deemed Acceptance); Section 19 (Severability and Validity); Section 20 (Governing Law, Jurisdiction and Venue); Section 22 (Data Privacy, as replaced by the above provision in this Addendum); Section 23 (Electronic Delivery and Acceptance); Section 24 (Insider Trading/Market Abuse Laws); Section 25 (Language); Section 26 (Compliance with Laws and Regulations); Section 27 (Entire Agreement and No Oral Modification or Waiver); Section 28 (Addendum); Section 29 (Foreign Asset/Account Reporting Requirements and Exchange Controls); and Section 30 (Imposition of Other Requirements).
Foreign Asset/Account Reporting Information. If you are an Italian resident who, at any time during the fiscal year, holds foreign financial assets (including cash and Shares) which may generate income taxable in Italy, you are required to report these assets on your annual tax return for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also apply if you are the beneficial owner of foreign financial assets under Italian money laundering provisions.
Tax Information. Italian residents may be subject to tax on the value of financial assets held outside of Italy. The taxable amount will be the fair market value of the financial assets, assessed at the end of the calendar year. For the purposes of the market value assessment, the documentation issued by the Plan broker may be used.
Japan
Foreign Asset/Account Reporting Information. If you are a resident of Japan or a foreign national who has established permanent residency in Japan, you will be required to report details of any assets (including any Shares acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th of the following year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to report details of any outstanding Performance Share Units or Shares held by you in the report.
Korea
Exchange Control Information. Korean residents who realize US$500,000 or more from the sale of Shares or receipt of dividends in a single transaction are required to repatriate the proceeds to Korea within 18 months of receipt.
Foreign Asset/Account Reporting Information. You will be required to declare all foreign accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authorities and file a report if the monthly balance of such accounts exceeds a certain limit (currently KRW 1 billion or an equivalent amount in foreign currency).
Luxembourg
There are no country-specific provisions.

Addendum-10

Mexico
Labor Law Policy and Acknowledgment. By accepting this award, you expressly recognize that the Company, with offices at 345 Park Avenue, New York, New York 10154, U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of shares does not constitute an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole employer is Bristol-Myers Squibb Company in Mexico (“BMS-Mexico”), not the Company in the United States. Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your employer, BMS-Mexico, and do not form part of the employment conditions and/or benefits provided by BMS-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation at any time without any liability to you.
Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, its subsidiaries, affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Política Laboral y Reconocimiento/Aceptación. Aceptando este Premio(1), el participante reconoce que la Compañía, with offices at 345 Park Avenue, New York, New York 10154, U.S.A., es el único responsable de la administración del Plan y que la participación del Participante en el mismo y la adquisicion de acciones no constituye de ninguna manera una relación laboral entre el Participante y la Compañía, toda vez que la participación del participante en el Plan deriva únicamente de una relación comercial con la Compañía, reconociendo expresamente que el único empleador del participante lo es Bristol-Myers Squibb Company en Mexico (“BMS-Mexico”), no es la Compañía en los Estados Unidos. Derivado de lo anterior, el participante expresamente reconoce que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre el participante y su empleador, BMS-México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por BMS-México, y expresamente el participante reconoce que cualquier modificación el Plan o la terminación del mismo de manera alguna podrá ser interpretada como una modificación de los condiciones de trabajo del participante.
Asimismo, el participante entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía. Se reserva el derecho absoluto para modificar y/o terminar la participación del participante en cualquier momento, sin ninguna responsabilidad para el participante.
Finalmente, el participante manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía, por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia el participante otorga un amplio y total finiquito a la Compañía, sus entidades relacionadas, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.
Netherlands
Securities Law Information. Attention! This investment falls outside AFM supervision. No prospectus required for this activity.
Norway
There are no country-specific provisions.
Peru
Securities Law Information. The grant of Performance Share Units is considered a private offering in Peru; therefore, it is not subject to registration.
(1) El término "Premio" se refiere a la palabra "Award.”

Addendum-11

Poland
Foreign Asset/Account Reporting Information. Polish residents holding foreign securities (including Shares) and maintaining accounts abroad must report information to the National Bank of Poland. Specifically, if the aggregate value of shares and cash held in such foreign accounts exceeds PLN 7 million, Polish residents must file reports on the transactions and balances of the accounts on a quarterly basis on special forms that are available on the website of the National Bank of Poland.
Exchange Control Information. Polish residents are required to transfer funds (i.e., in connection with the sale of Shares) through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000). If you are a Polish resident, you must also store all documents connected with any foreign exchange transactions you engage in for a period of five years, as measured from the end of the year in which such transaction occurred.
You should consult with your personal legal advisor to determine what you must do to fulfill any applicable reporting/exchange control duties.
Portugal
Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua. Você expressamente declara ter pleno conhecimento do idioma inglês e ter lido, entendido e totalmente aceito e concordou com os termos e condições estabelecidas no plano e no acordo.
Exchange Control Information. If you acquire Shares under the Plan and do not hold the shares with a Portuguese financial intermediary, you may need to file a report with the Portuguese Central Bank. If the shares are held by a Portuguese financial intermediary, it will file the report for you.
Puerto Rico
There are no country-specific provisions.
Romania
Exchange Control Information. If you deposit the proceeds from the sale of your Shares in a bank account in Romania, you may have to provide the Romanian bank through which the operations are effected with appropriate documentation regarding the receipt of the income. You should consult with a personal legal advisor to determine whether you will be required to submit such documentation to the Romanian bank.
Russia
Exchange Control Information. You acknowledge that you must repatriate the proceeds from the sale of Shares within a reasonably short time of receipt. Such amounts must be initially credited to you through a foreign currency account opened in your name at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; and (iii) you must give notice to the Russian tax authorities about the opening/closing of each foreign account within one month of the account opening/closing. Effective August 2, 2014, dividends (but not dividend equivalents) do not need to be remitted to your bank account in Russia but instead can be remitted directly to a foreign individual bank account (in Organisation for Economic Cooperation and Development (“OECD”) and Financial Action Task Force (“FATF”) countries).
You should consult your personal advisor before selling any Shares acquired under the Plan and remitting any sale proceeds to Russia, as significant penalties may apply in the case of non-compliance with exchange control requirement and exchange control requirements are subject to change at any time, often without notice.

Addendum-12

Foreign Asset/Account Reporting Information. Russian residents are required to notify the Russian tax authorities within one month of opening or closing a foreign bank account, or of changing any account details. Effective as of January 1, 2015, Russian residents also will be required to file with the Russian tax authorities reports of the transactions in his or her foreign bank accounts.
Securities Law Information. These materials do not constitute advertising or an offering of securities in Russia nor do they constitute placement of the Shares in Russia. Any Shares issued pursuant to the Performance Share Units shall be delivered to you through a brokerage account in the U.S. You may hold Shares in your brokerage account in the U.S.; however, in no event will Shares issued to you and/or Share certificates or other instruments be delivered to you in Russia. The issuance of Shares pursuant to the Performance Share Units described herein has not and will not be registered in Russia and hence, the Shares described herein may not be admitted or used for offering, placement or public circulation in Russia.
U.S. Transaction. You are not permitted to make any public advertising or announcements regarding the Performance Share Units or Shares in Russia, or promote these shares to other Russian legal entities or individuals, and you are not permitted to sell or otherwise dispose of Shares directly to other Russian legal entities or individuals. You are permitted to sell Shares only on the New York Stock Exchange and only through a U.S. broker.
Data Privacy Consent. This section replaces Section 22 of the Agreement:
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement by and among, as applicable, the Employer, the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company, any subsidiary and/or the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Performance Share Units or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in your favor (“Data”), for the purpose of implementing, administering and managing the Plan.
You understand that Data may be transferred to Fidelity, or such other stock plan service provider as may be selected by the Company in the future, which assists in the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipient's country (e.g. the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting the International Compensation and Benefits Group. You authorize the Company, Fidelity and other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the Performance Share Units may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case and without cost, by contacting in writing the International Compensation and Benefits Group. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Performance Share Units or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact the International Compensation and Benefits Group.
Labor Law Information. You acknowledge that if you continue to hold Shares acquired under the Plan after an involuntary termination of your employment, you may not be eligible to receive unemployment benefits in Russia.

Addendum-13

Anti-Corruption Information. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, you should inform the Company if you are covered by these laws because you should not hold Shares acquired under the Plan.
Saudi Arabia
Securities Law Information. This document may not be distributed in the Kingdom except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
Singapore
Securities Law Information. The grant of Performance Share Units is being made in reliance of section 273(1)(f) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”) for which it is exempt from the prospectus and registration requirements under the SFA and is not made to you with a view to the Performance Share Units being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Performance Share Units are subject to section 257 of the SFA and you will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the Performance Share Units in Singapore, unless such sale or offer is made after 6 months from the Award Date or pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).
Chief Executive Officer and Director Notification Requirement. If you are the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a Singapore company, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore company in writing when you receive an interest (e.g., Performance Share Units, Shares) in the Company or any related companies. In addition, you must notify the Singapore company when you sell shares of the Company or any related company (including when you sell Shares acquired pursuant to your Performance Share Units). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of your interests in the Company or any related company within two business days of becoming the CEO or a director.
South Africa
Responsibility for Taxes. The following provision supplements Section 9 (Responsibility for Taxes) of this Agreement:
You are required to immediately notify the Employer of the amount of any gain realized at vesting of the Performance Share Units. If you fail to advise the Employer of such gain, you may be liable for a fine.
Exchange Control Information. You are solely responsible for complying with applicable South African exchange control regulations, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws. In particular, if you are a resident for exchange control purposes, you are required to obtain approval from the South African Reserve Bank for payments (including payment of proceeds from the sale of Shares) that you receive into accounts based outside of South Africa (e.g., a U.S. brokerage account). Because the exchange control regulations change frequently and without notice, you should consult your legal advisor prior to the acquisition or sale of Shares under the Plan to ensure compliance with current regulations.

Addendum-14

Spain
Exchange Control Information. If you acquire Shares issued pursuant to the Performance Share Units and wish to import the ownership title of such shares (i.e., share certificates) into Spain, you must declare the importation of such securities to the Spanish Direccion General de Política Comercial y de Inversiones Extranjeras (the “DGPCIE”). Generally, the declaration must be made in January for Shares acquired or sold during (or owned as of December 31 of) the prior year; however, if the value of shares acquired or sold exceeds the applicable threshold (currently €1,502,530) (or you hold 10% or more of the share capital of the Company or such other amount that would entitle you to join the Company’s board of directors), the declaration must be filed within one month of the acquisition or sale, as applicable. In addition, you also must file a declaration of ownership of foreign securities with the Directorate of Foreign Transactions each January.
When receiving foreign currency payments derived pursuant to the Performance Share Units (e.g., proceeds from the sale of Shares), you must inform the financial institution receiving the payment of the basis upon which such payment is made if the payment exceeds €50,000. Upon request, you will need to provide the institution with the following information: your name, address, and fiscal identification number; the name and corporate domicile of the Company; the amount of the payment; the currency used; the country of origin; the reasons for the payment; and any additional information required.
Foreign Asset/Account Reporting Information. You are required to electronically declare to the Bank of Spain any security accounts (including brokerage accounts held abroad), as well as the security (including Shares acquired at vesting of Performance Share Units) held in such accounts and any transactions carried out with non-residents if the value of the transactions for all such accounts during the prior year for the balances in such accounts as of December 31 of the prior year exceeds €1,000,000. If neither the total balances nor total transactions with non-residents during the relevant period exceed €50,000,000 a summarized form declaration may be used. More frequent reporting is required if such transaction value or account balance exceeds €100,000,000.
In addition, to the extent you hold Shares and/or have bank accounts outside of Spain with a value in excess of €50,000 (for each type of asset) as of December 31, you will be required to report information on such assets on your tax return for such year. After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value or any previously reported Shares or accounts increases by more than €20,000 as of each subsequent December 31.
Labor Law Acknowledgment. This provision supplements Sections 6 and 13 of the Agreement:
By accepting the Performance Share Units, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan document.
You understand and agree that, as a condition of the grant of the Performance Share Units, except as provided for in Section 2 of the Agreement, your termination of employment for any reason (including for the reasons listed below) will automatically result in the forfeiture of any Performance Share Units that have not vested on the date of your termination.
In particular, you understand and agree that, unless otherwise provided in the Agreement, the Performance Share Units will be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination of your employment prior to vesting by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Addendum-15

Furthermore, you understand that the Company has unilaterally, gratuitously and discretionally decided to grant Performance Share Units under the Plan to individuals who may be employees of the Company or a subsidiary. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any subsidiary on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, you understand that the Performance Share Units are granted on the assumption and condition that the Performance Share Units and the Shares underlying the Performance Share Units shall not become a part of any employment or service contract (either with the Company, the Employer or any subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that the Performance Share Units would not be granted to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any award of Performance Share Units shall be null and void.
Securities Law Information. The Performance Share Units and the Shares described in the Agreement and this Addendum do not qualify under Spanish regulations as securities. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Addendum) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Sweden
There are no country-specific provisions.
Switzerland
Securities Law Information. The Performance Share Units are not intended to be publicly offered in or from Switzerland. Because the offer of Performance Share Units is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Performance Share Units constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the Performance Share Units may be publicly distributed nor otherwise made publicly available in Switzerland.
Taiwan
Securities Law Information. The offer of participation in the Plan is available only for employees of the Company and its subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. You may remit foreign currency (including proceeds from the sale of Shares) into or out of Taiwan up to US$5,000,000 per year without special permission. If the transaction amount is TWD500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form to the remitting bank and provide supporting documentation to the satisfaction of the remitting bank.
Thailand
Exchange Control Information. If the proceeds from the sale of Shares or receipt of dividends are equal to or greater than US$50,000 or more in a single transaction, you must repatriate the proceeds to Thailand immediately upon receipt and convert the funds to Thai Baht or deposit the proceeds in a foreign currency deposit account maintained by a bank in Thailand within 360 days of remitting the proceeds to Thailand. In addition you must report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If you fail to comply with these obligations, you may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, you should consult your personal advisor before selling Shares to ensure compliance with current regulations. You are responsible for ensuring compliance with all exchange control laws in Thailand, and neither the Company nor any of its subsidiaries will be liable for any fines or penalties resulting from your failure to comply with applicable laws.

Addendum-16

Tunisia
Securities Law Information. All proceeds from the sale of Shares or the receipt of dividends must be repatriated to Tunisia. You should consult your personal advisor before taking action with respect to remittance of proceeds into Tunisia. You are responsible for ensuring compliance with all exchange control laws in Tunisia. In addition, if you hold assets abroad in excess of a certain amount, you must report the assets to the Central Bank of Tunisia.
Turkey
Securities Law Information. Under Turkish law, you are not permitted to sell Shares acquired under the Plan in Turkey. The Shares are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “BMY” and the Shares may be sold through this exchange.
Exchange Control Information. In certain circumstances, Turkish residents are permitted to sell shares traded on a non-Turkish stock exchange only through a financial intermediary licensed in Turkey. Therefore, you may be required to appoint a Turkish broker to assist with the sale of Shares acquired under the Plan. You should consult your personal legal advisor before selling any Shares acquired under the Plan to confirm the applicability of this requirement.

United Arab Emirates
Securities Law Information. The Plan is only being offered to qualified employees and is in the nature of providing equity incentives to employees of the Company or its subsidiary or affiliate in the UAE. Any documents related to the Plan, including the Plan, Plan prospectus and other grant documents (“Plan Documents”), are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of the Plan Documents, you should consult an authorized financial adviser.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any Plan Documents nor taken steps to verify the information set out in them, and thus, are not responsible for such documents.
United Kingdom
Responsibility for Taxes. This provision supplements Section 9 of the Agreement:
You agree that, if you do not pay or the Employer or the Company does not withhold from you the full amount of income tax due in connection with the Performance Share Units within 90 days after the end of the U.K. year in which the taxable event occurs, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), then the amount of income tax that should have been withheld shall constitute a loan owed by you to the Employer, effective or the Due Date. You agree that the loan will bear interest at Her Majesty’s Revenue & Customs’ (“HMRC”) official rate and will be immediately due and repayable by you, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in Section 9 of the Agreement.
Notwithstanding the foregoing, if you are a director or executive officer (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that you are a director or executive officer and the income tax that is due is not collected from or paid by you by the Due Date, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You may be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any employee national insurance contributions due on this additional benefit, which the Company or the Employer may recover from you by any of the means referred to in Section 9 of the Agreement.

Addendum-17

Venezuela
Securities Law Information. The Performance Share Units granted under the Plan and the Shares issued under the Plan are offered as a personal, private, exclusive transaction and are not subject to Venezuelan securities regulations.
Exchange Control Information. Exchange control restrictions may limit the ability to remit funds out of Venezuela in order to receive Shares upon vesting of the Performance Share Units, or remit funds into Venezuela following the sale of Shares acquired upon vesting of the Performance Share Units. The Company reserves the right to restrict settlement of the Performance Share Units or to amend or cancel the Performance Share Units at any time in order to comply with applicable exchange control laws in Venezuela. Any Shares acquired under the Plan are intended to be an investment rather than for the resale and conversion of the shares into foreign currency. You are responsible for complying with exchange control laws in Venezuela and neither the Company nor the Employer will be liable for any fines or penalties resulting from your failure to comply with applicable laws. Because exchange control laws and regulations change frequently and without notice, you should consult with your personal legal advisor before accepting the Performance Share Units and before selling any Shares acquired upon vesting of the Performance Share Units to ensure compliance with current regulations.

Addendum-18